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                                                                     EXHIBIT 1.1

                        ____ AMERICAN DEPOSITARY SHARES

   EACH REPRESENTING ONE ORDINARY SHARE, PAR VALUE $0.001 PER ORDINARY SHARE

                        E-HOUSE (CHINA) HOLDINGS LIMITED

                             UNDERWRITING AGREEMENT

                                                                     _____, 2007

CREDIT SUISSE SECURITIES (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
Four World Financial Center
250 Vesey Street
New York, N.Y. 10080

As Representatives of the Several Underwriters

Dear Sirs:

1. Introductory E-House (China) Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("COMPANY"), agrees with the several Underwriters named in Schedule A hereto ("UNDERWRITERS") to issue and sell _____ American Depositary Shares ("ADSS"), each ADS representing one ordinary share of the Company, par value US$0.001 per share (collectively, "ORDINARY SHARES") and the shareholders listed in Schedule B hereto ("SELLING SHAREHOLDERS") propose to sell severally an aggregate of _____ ADSs (together with the ADSs being sold by the Company being hereinafter referred to as the "FIRM SECURITIES"). The Company agrees to issue and sell, and the Selling Shareholders agree to sell severally, to the Underwriters, at the option of the Representatives, an aggregate of not more than _____ additional ADSs (the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the Ordinary Shares underlying such Securities.

     The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts ("ADRS") to be issued pursuant to a Deposit Agreement dated as of [_____], 2007 (the "DEPOSIT AGREEMENT"), to be entered into among the Company, JPMorgan Chase Bank, N.A., as depositary (the "DEPOSITARY"), and all owners and beneficial owners from time to time of the ADSs.

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     2. Representations and Warranties of the Company and Selling Shareholders.
(a) The Company represents and warrants to, and agrees with, the several Underwriters that:

          (i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-144451) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the "INITIAL REGISTRATION STATEMENT". The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the "ADDITIONAL REGISTRATION STATEMENT". A registration statement on Form F-6 (No.333-144450) relating to the ADSs has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the ADS Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the "ADS REGISTRATION STATEMENT").

          As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

          For purposes of this Agreement:

          "430A INFORMATION", with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

          "430C INFORMATION", with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

          "ACT" means the Securities Act of 1933, as amended.

          "APPLICABLE TIME" means ____:00 [a/p]m (Eastern time) on the date of this Agreement.

          "CLOSING DATE" has the meaning defined in Section 3 hereof.

          "COMMISSION" means the Securities and Exchange Commission.

          "EFFECTIVE DATE" with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof.

          "EFFECTIVE TIME" with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such


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     Additional Registration Statement means the date and time as of which such
     Registration Statement is filed and becomes effective pursuant to Rule 462(b).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FINAL PROSPECTUS" means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

          "GENERAL USE ISSUER FREE WRITING PROSPECTUS" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

          "ISSUER FREE WRITING PROSPECTUS" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

          "LIMITED USE ISSUER FREE WRITING PROSPECTUS" means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

          The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". A "REGISTRATION STATEMENT" with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A "REGISTRATION STATEMENT" without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

          "RULES AND REGULATIONS" means the rules and regulations of the Commission.

          "SECURITIES LAWS" means, collectively, the Sarbanes-Oxley Act of 2002 ("SARBANES-OXLEY"), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of "issuers" (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange ("EXCHANGE RULES").

          "STATUTORY PROSPECTUS" with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

          Unless otherwise specified, a reference to a "rule" is to the indicated rule under the Act.

          (ii) Compliance with Securities Act Requirements. (i) (A) On their respective Effective Dates, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects material to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not


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     misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

          (iii) Ineligible Issuer Status. (i) At the time of initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an "ineligible issuer," as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

          (iv) General Disclosure Package. As of the Applicable Time, neither
     (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated July 23, 2007 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the "GENERAL DISCLOSURE PACKAGE"), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

          (v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

          (vi) Good standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of


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     operations, business, properties or prospects of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

          (vii) Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or entity other E-House & Cityrehouse Real Estate Consultancy Ltd. ("CITYREHOUSE CONSULTANCY"); E-House Real Estate Ltd. ("E-HOUSE REAL ESTATE"); CRIC (China)
     Information Technology Co., Ltd. ("CRIC BVI"); E-House (China) Capital Investment Management Ltd. ("E-HOUSE CAPITAL"); E-House & Cityrehouse Real Estate Development Limited ("CITYREHOUSE DEVELOPMENT"), 85% of which is owned by Cityrehouse Consultancy and the 15% of which is owned by Home Advisor Properties Limited, which is wholly-owned by Ber Jen Ko, one of our executive officers; E-House International Estate Agency Limited "E-HOUSE HONG KONG"), which is wholly owned by Cityrehouse Consultancy; E-House China Inc. ("E-HOUSE USA"), which is wholly owned by E-House Hong Kong; E-House (Macau) International Property Limited ("E-HOUSE MACAU"), 90% of which is owned by E-House Hong Kong and 10% of which is owned by Cityrehouse Consultancy; E-House Property Investment Management (China) Limited ("E-HOUSE PROPERTY"), 55% of which is owned by E-House Capital and 45% of which is owned by unrelated third parties; E-House (China) International Property Development Ltd. ("E-HOUSE PROPERTY BVI"), which is wholly owned by E-House Real Estate; Kornwell Investments Limited ("KORNWELL"), which is wholly owned by E-House Real Estate; E-House International Estate Agency Limited ("E-HOUSE ESTATE AGENCY"), which is wholly owned by Cityrehouse Consultancy; Shanghai Cityrehouse Real Estate Agency Co., Ltd. ("CITYREHOUSE CHINA"), which is wholly-owned by Cityrehouse Development; Shanghai Real Estate Consultant and Sales (Group) Co., Ltd. ("E-HOUSE SHANGHAI"), which is wholly-owned by E-House Real Estate; Shanghai CRIC Information Technology Co., Ltd. ("CRIC CHINA"); and the real estate agency subsidiaries owned by E-House Shanghai in the proportions set forth on Schedule G hereto (the "OPERATING SUBSIDIARIES"). Each of Cityrehouse Consultancy, E-House Real Estate, CRIC BVI, E-House Capital, Cityrehouse Development, E-House Estate Agency, Citryrehouse China, E-House Shanghai, CRIC China and the Operating Subsidiaries is referred to as a "SUBSIDIARY" and collectively as the "SUBSIDIARIES", and each of Cityrehouse China, E-House Shanghai, CRIC China and each of the Operating Subsidiaries is referred to as a "PRC SUBSIDIARY" and collectively as the "PRC SUBSIDIARIES". Each of Cityrehouse Consultancy, Cityrehouse Development, E-House Real Estate Ltd., CRIC BVI, E-House Capital, E-House Property BVI and Kornwell is referred to as a "BVI SUBSIDIARY" and collectively as the "BVI SUBSIDIARIES". Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (viii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and, upon (A) the automatic conversion of all of the Company's outstanding Series A preferred shares par value $0.001 per share (collectively, the "PREFERRED SHARES") as described in the General Disclosure Package as of the Applicable Time and the Registration Statement and (B) the issuance and sale of the Firm Securities, the Company shall have an authorized and outstanding capital as set forth under the column of the Capitalization table labeled "As Adjusted"; all outstanding shares of capital stock of the Company are, and, when the Offered Securities and the underlying Ordinary Shares have been issued, delivered and paid for in accordance with this Agreement and the Deposit Agreement, as


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     the case may be, on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Securities, and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder, the Offered Securities and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company; except as disclosed in the General Disclosure Package as of the Applicable Time and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Offered Securities or the Offered Securities under the laws of the Cayman Islands or the United States, as the case may be; the Ordinary Shares represented by the Offered Securities may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered Securities as contemplated by the Deposit Agreement.

          (ix) No Finder's Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (x) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, "REGISTRATION RIGHTS"), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in
     Section 5 hereof.

          (xi) Listing. The ADSs have been approved for listing on the New York Stock Exchange, subject only to notice of issuance.

          (xii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration ("GOVERNMENT AUTHORIZATION") with, any person (including any governmental agency or body or any court) (a "GOVERNMENT AGENCY") is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws.

          (xiii) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases (the "COMPANY LEASES") with no terms or provisions that would materially interfere with the use


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     made or to be made thereof by them. Neither the Company nor any of its subsidiaries is in default under any of the Company Leases that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of the subsidiaries knows of any event, which but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements that would reasonably be expected to have Material Adverse Effect.

          (xiv) Validity of Leases. Except as disclosed in the General Disclosure Package, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the validity, enforceability or effectiveness of the Company Leases and to the best of the Company's knowledge, no party to any Company Lease is in violation or breach of any PRC national, provincial, municipal or other local law, regulation statute, rule or order, which violation or breach could invalidate, impair or result in any fine, penalty or government sanction with regard to any Company Lease, except as disclosed in the General Disclosure Package or as would not reasonably be expected to result in a Material Adverse Effect.

          (xiv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Deposit Agreement, and the issuance and sale of the Offered Securities and Ordinary Shares represented by the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the charter or by-laws of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; a "DEBT REPAYMENT TRIGGERING EVENT" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (xv) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

          (xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (xvii) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Offered Securities against the deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to


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     the rights specified therein and in the Deposit Agreement; the Deposit
     Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package as of the Applicable Time.

          (xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits ("LICENSES") necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that, in any such case, could have a Material Adverse Effect.

          (xx) Possession of Intellectual Property. Except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (xxi) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (xxii) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings "Prospectus Summary", "Risk Factors", "Use of Proceeds", "Dividend Policy", "Enforceability of Civil Liabilities", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Regulation", "Management", "Related Party Transactions", "Description of Share Capital", "Description of American Depositary Shares", "Shares Eligible for Future Sale", "Taxation" and "Underwriting", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the material information required to be shown.

          (xxiii) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and relevant third-party consents for such data to be included therein have been duly obtained and have not been revoked.

          (xxiv) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company's Board of Directors (the "BOARD"), Audit Committee ("AUDIT COMMITTEE"), Compensation Committee and Corporate Governance and Nominating Committee are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, "INTERNAL CONTROLS") that comply with the Securities Laws and are sufficient to provide reasonable assurances that
     (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets,
     (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the Company has adopted and applies corporate governance guidelines. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an "INTERNAL CONTROL EVENT"), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. Each of the Company's independent directors meets the criteria for "independence" under Sarbanes-Oxley and the Exchange Rules.

          (xxv) Absence of Accounting Issues. The Board has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel that, except as set forth in the General Disclosure Package, the Board is not reviewing or investigating, and neither the Company's independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company's disclosure with respect to, any of the Company's material accounting policies; (ii) any matter which could result in a restatement of the Company's financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

          (xxvi) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company's knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

          (xxvii) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly the financial position of the Company and the Company's consolidated subsidiaries and affiliates as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein.

          (xxviii) Independent Auditors. Deloitte Touches Tohmatsu, who have certified the financial statements filed with the Commission as part of the General Disclosure Package as of the Applicable Time and the Registration Statement, are independent public accountants as required by the Act and are registered with the Public Company Accounting Oversight Board.

          (xxix) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole which would have a Material Adverse Effect, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock,
     (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) except as disclosed in or contemplated by the General Disclosure Package, there has been no transaction by the Company and its subsidiaries which would have a Material Adverse Effect, and (v) except as disclosed in or contemplated by the General Disclosure Package, there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary which would have a Material Adverse Effect.

          (xxx) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an "investment company" as defined in the Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT").

          (xxxi) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities and the underlying Ordinary Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands, the British Virgin Islands, Hong Kong, Macau and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, the British Virgin Islands, Hong Kong, Macau or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, the British Virgin Islands, Hong Kong, Macau, the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, the British Virgin Islands, Hong Kong, Macau and the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, the British Virgin Islands, Hong Kong, Macau, the PRC or any political subdivision or taxing authority thereof or therein.

          (xxxii) Compliance with Anti-Bribery, Anti-Money and Related Laws. Each of the Company, its subsidiaries, its affiliates and any of their respective officers and executive directors and each of its supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope under U.S federal, Cayman Islands, the British Virgin Islands, Hong Kong, Macau or PRC law, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. Neither the Company nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC").

          (xxxiii) Tax Filings. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

          (xxxiv) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries, or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries, are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries, under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package; and the Company will obtain directors' and officer's insurance in such amounts as is customary for an initial public offering.

          (xxxv) Related Party Transactions. There are no material relationships or transactions between the Company or any of its subsidiaries on one hand and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand that are not disclosed in the General Disclosure Package as of the Applicable Time within the past three years.

          (xxxvi) Passive Foreign Investment Company. The Company does not expect to be a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending December 31, 2006, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

          (xxxvii) Stabilization. Neither the Company nor any subsidiary nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or the Offered Securities.

          (xxxviii) Foreign Private Issuer. The Company is a "foreign private issuer" within the meaning of Rule 405 under the Act.

          (xxxix) No Transaction or Other Taxes. Except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration of the PRC and the Cayman Islands, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares represented by the Offered Securities by the Company, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters, (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Offered Securities, or (D) the execution and delivery of this Agreement or the Deposit Agreement.

          (xl) Proper Form of Agreements. This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.

          (xli) Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section 7.8 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a "NEW YORK COURT"), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement and Section 19 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered Securities in any New
     York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 20 hereof.

          (xlii) No Immunity. Neither the Company, or any subsidiary nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 20 of this Agreement.

          (xliii) Judgment Currency. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Deposit Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

          (xliv) Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Additional Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof.

          (xlv) Critical Accounting Policies. The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the General Disclosure Package as of the Applicable Time accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and that require management's most difficult, subjective or complex judgments ("CRITICAL ACCOUNTING POLICIES"); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company's management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the General Disclosure Package as of the Applicable Time, and have consulted with its legal advisers and independent accountants with regards to such disclosure.

          (xlvi) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offering Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule C hereto.

          (xlvii) Employee Benefits. Except as set forth in the most recent Preliminary Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any subsidiary, or to any other person; the Company and its subsidiaries are in compliance with all applicable laws relating to employee benefits.

          (xlviii) No Broker-Dealer Affiliation. Except as set forth in the General Disclosure Package, there are no affiliations or associations between any member of the NASD and any of the officers or directors of the Company or the subsidiaries, or holders of 5% or greater of the securities of the Company.

          (xlix) SAFE Compliance. The Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company's shareholders and option holders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the "SAFE RULES AND REGULATIONS"), including without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

          (l) No Trading. None of the Company or any of the subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

          (lii) Compliance with Internal Policies. The sale of the Ordinary Shares by the Selling Shareholders does not violate any of the Company's internal policies regarding the sale of shares by its affiliates.

          (lii) Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

          (b) Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:

          (i) Offered Securities. Such Selling Shareholder has and at each Closing Date (as hereinafter defined), will have (A) good and marketable title to the Ordinary Shares underlying the Firm Securities and the Optional Securities to be delivered by such Selling Shareholders, free and clear of any liens, encumbrances, equities and claims and (B) full right, power and authority to effect the sale and delivery of such Firm Securities and Optional Securities.

          (ii) Security Interests. Upon payment for the Offered Securities sold by such Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to DTC or its agent of the Securities in book entry form to a securities account maintained by the Representatives at the DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters' will acquire a securities entitlement (within the meaning of Section 8-501 of the UCC) with respect to such Offered Securities, and no action based on an "adverse claim" (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.

          (iii) General Disclosure Package. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this
     Agreement: (A) on the Effective Date of the Initial Registration Statement, the statements in the Initial Registration Statement under "Principal and Selling Shareholders" relating to such Selling Shareholder did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), the statements in the Registration Statement under "Principal and Selling Shareholders" relating to such Selling Shareholder did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make such statements therein not misleading, (C) on the date of this Agreement, the statements in the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement under "Principal and Selling Shareholders" applicable to such Selling Shareholder, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included and on the Closing Date, the statements in each of the Registration Statement and the Prospectus under "Principal and Selling Shareholders" applicable to such Selling Shareholder, do not include, or will not include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (D) the statements in any individual Limited Use Issuer Free Writing Prospectus under "Principal and Selling Shareholders" relating to such Selling Shareholder, when considered together with the General Disclosure Package, do not include, or will not include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, on the Effective Date of the Initial Registration Statement, the statements in each of the Initial Registration Statement and the Prospectus under "Principal and Selling Shareholders" relating to such Selling Shareholder do not include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iv) Non-public Information. Such Selling Shareholder has reviewed the Registration Statement and the sale of the Offered Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

          (v) Selling Shareholder Questionnaire. The director and officer questionnaire or selling shareholder questionnaire, as applicable, containing certain information regarding such Selling Shareholder and the election form which sets forth the amount of Ordinary Shares such Selling Shareholder has elected to sell in the Offering (the "QUESTIONNAIRE AND ELECTION FORM"), completed by such Selling Shareholder and submitted to the Company by facsimile on or before July 20, 2007 and by mail on or before July 17, 2007, does not and as of each applicable Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder's election to sell the number of Ordinary Shares indicated in the Election Form is valid and binding on such Selling Shareholder.

          (vi) Custody Agreement. Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and Custody Agreement (the "CUSTODY AGREEMENT") in connection with the offer and sale of the Offered Securities contemplated herein and to perform its obligations under such agreements.

          (vii) Power-of-Attorney. The power of attorney ("POWER OF ATTORNEY"), appointing certain individuals named therein as such Selling Shareholder's attorneys-in-fact (each, an "ATTORNEY-IN-FACT") relating to the transactions contemplated hereby and by the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

          (viii) Authorization of Agreements. Each of this Agreement and the power of attorney and Custody Agreement in connection with the offer and sale of the Offered Securities contemplated herein has been duly authorized, executed and delivered by such Selling Shareholder.

          (ix) Absence of Further Requirements. The execution and delivery of this Agreement, the Power-of-Attorney and the Custody Agreement, and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act or by the securities or Blue Sky laws of the various states of the United States) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          (x) Ordinary Shares Freely Depositable. The Ordinary Shares represented by the Offered Securities to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Custodian as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing Securities representing such Ordinary Shares so deposited by such Selling Shareholder.

          (xi) No Conflicting Obligations. The Shares to be sold by the Selling Shareholder hereunder is subject to the interest of the Underwriters, and the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law or the occurrence of any other event.

          (xii) Ordinary Shares Freely Transferable. The Firms Securities and the Optional Securities, as well as the Ordinary Shares underlying such Securities, delivered at each Closing Date by such Selling Shareholder will be freely transferable by such Selling Shareholder.

          (xiii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Power-of-Attorney and the Custody Agreement, the deposit of Ordinary Shares with the Depositary and the consummation of the transactions herein contemplated by such Selling Shareholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, or any agreement or instrument to which such Selling Shareholder is a party or by which the such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or if the Selling Shareholder is a corporate entity, the charter or by-laws of such Selling Shareholder.

          (xiv) No Stabilization. Such Selling Shareholder has not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or the Offered Securities.

          (xv) No NASD Affiliations. Such Selling Shareholder has no affiliations or associations with any member of the NASD.

          (xvi) No Finder's Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (xvii) No Stamp or Transaction Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (A) the sale and delivery of the Ordinary Shares represented by the Offered Securities by such Selling Shareholder, the issuance of such Offered Securities by the Depositary, and the delivery of such Offered Securities to or for the account of the Underwriters, (B) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, (C) the deposit by such Selling Shareholder of the Ordinary Shares with the Depositary and the Custodian and the issuance and delivery of the ADRs evidencing the Offered Securities, or (E) the execution and delivery of this Agreement.

          (xviii) No Other Marketing Documents. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares by the Selling Shareholders, including any free writing prospectus.

          (xix) No Registration Rights. Other than as disclosed in the most recent Preliminary Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

          (xx)No Pre-emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the most recent Preliminary Prospectus.

          (xxi) Compliance with Internal Policies. The sale of the Ordinary Shares by the Selling Shareholder does not violate any of such Selling Shareholders internal policies regarding the sale of shares by its affiliates.

          (xxii) Compliance with Anti-Bribery, Anti-Money and Related Laws. Each of such Selling Shareholder, its subsidiaries, its affiliates and, to such Selling Shareholder's knowledge, any of their respective officers, executive directors or employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating

     Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope under U.S federal, Cayman Islands, Hong Kong or PRC law, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. Neither such Selling Shareholder nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and such Selling Shareholder agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business. None of such Selling Shareholder, any of its subsidiaries or, to the knowledge of such Selling Shareholder, any director, officer or employee of such Selling Shareholder or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC").

          (xxii) Representation of Officers. Any certificate signed by any officer of such Selling Shareholder and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

     (c) Xin Zhou (the "CONTROLLING PERSON"), the chairman, chief executive officer and a beneficial owner of the Company, in his capacity as an individual, represents and warrants to, and agrees with, the several Underwriters that:

     (i) General Disclosure Package. As of the Applicable Time, neither (i) General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Shareholder, severally and not jointly, agree to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $ per ADS, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto (rounded up or down, as determined by the Representatives in the discretion, in order to avoid fractions).

     Executed transfer forms for the Ordinary Shares represented by the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as custodian (in such capacity, the "CUSTODIAN"). Each Selling Shareholder agrees that the Ordinary Shares represented by the transfer forms held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

     The Company and the Custodian will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of The Depository Trust Company ("DTC") in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company for itself and as Custodian on behalf of the Selling Shareholders, as the case may be, at the Hong Kong office of Simpson Thacher & Bartlett LLP, at 10:00 A.M., New York time, on ____________ 2007, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The ADRs evidencing the Firm Securities will be in definitive form, in such denominations and registered in such names as the Representatives request. The ADRs will be made available for checking and packaging at the above office or such other place designated by the Representatives at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from the Representatives given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company and the Selling Shareholders agree to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Shareholders.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company for itself and as Custodian on behalf of the Selling Shareholders, as the case may be, at the above office. The ADRs evidencing the Optional Securities will be in definitive form, in such denominations and registered in such names as the Representatives request. The ADRs will be made available for checking and packaging at the above office or such other place designated by the Representatives at least 24 hours prior to the Optional Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

     5. Certain Agreements of the Company and the Selling Shareholders. (a) The Company agrees with the several Underwriters that:

          (i) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

          (ii) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives' consent (which consent shall not be unreasonably withheld); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus,
     (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (iii) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

          (iv) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

          (v) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits and the remainder of which may be provided without exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act and in no event exceeding nine months, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (vi) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

          (vii) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), it is not required to furnish such reports or statements to the Underwriters.

          (viii) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, costs and expenses relating to investor presentations or any "road show" in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company's officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; provided that the Company will not be responsible for the fees and disbursements of counsel to the Underwriters.

          (ix) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the "Use of Proceeds" section of the General Disclosure Package and the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

          (x) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

          (xi) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

          (xii) Restriction on Sale of Securities. For the period specified below (the "LOCK-UP PERIOD"), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities, the Ordinary Shares underlying the Securities, or any securities convertible into or exchangeable or exercisable for any of its Securities or Ordinary Shares ("LOCK-UP SECURITIES"): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, and to cause each officer, director and shareholder of the Company set forth on Schedule A hereto to furnish to the Representatives, prior to the First Closing Date, a letter or letters, substantially in the form of Exhibit E hereto (the "LOCK-UP AGREEMENTS"). The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date of the commencement of the public offering of the Offered Securities or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

          (xiii) Listing of Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on the New York Stock Exchange and maintain the listing of the Offered Securities on the New York Stock Exchange.

          (xiv) Filing of Reports. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

          (xvii) Performance of Obligations. The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Securities and the Optional Securities.

          (xviii) No Stabilization. The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

          (xix) SAFE Compliance. The Company shall comply with the SAFE Rules and Regulations, and shall use best efforts to cause its option holders and shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

          (xx) D&O Insurance. Prior to the First Closing Date, the Company will purchase insurance covering its directors, officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the Rules and Regulations.

          (xxi) Local Security Laws. The Company shall arrange for the qualification of the Offered Securities for sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

          (xxii) Transfer Restrictions. The Company shall at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company's Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares. The Company shall retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

          (xxiii) Deposit Agreement. The Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to the Underwriters, pursuant to this Agreement at the applicable Closing Date.

          (xxiv) Cayman Islands Approvals. The Company agrees (i) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

          (xxv) The Company will use its best efforts to comply with Sarbanes-Oxley, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply in with Sarbanes-Oxley.

          (xxvi) OFAC. The Company will not directly or indirectly use the proceeds of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (b) Each of the Selling Shareholders agrees with the several Underwriters that:

          (i) Such Selling Shareholder, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Offered Securities by such Selling Shareholder to the Underwriters, (ii) the fees and disbursements of their respective local counsel and accountants, except for the fees and expenses, if any, incurred by the Company's counsel on behalf of the Selling Shareholders which will be borne by the Company and (iii) to the extent applicable, any fees and expenses of the authorized agent for service of process in the State of New York, County of New York in any action arising out of or relating to this Agreement.

          (ii) Such Selling Shareholder, severally and not jointly, will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by each Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder or the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, a Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

          (iii) Such Selling Shareholder agrees during the relevant Lock-Up Period not to (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) demand the filing with the Commission of a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives.

          The initial Lock-Up Period for each Selling Shareholder will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

          (iv) Sales of Company Securities. Prior to engaging in any transaction or taking any other action that is subject to the terms of Section 6(b)(iii) during the period from the date of this Agreement to and including the 34th day following the expiration of the relevant Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the relevant Lock-Up Period (as such may have been extended pursuant to Section 7(a)) has expired.

          (v) W-9 / W-8 Form. Each Selling Shareholder agrees to procure delivery to the Representatives on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (vi)Interest of Underwriters. That the Shares to be sold by the Selling Shareholder hereunder is subject to the interest of the Underwriters and that the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

          (vii) Material Event. To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Offered Securities as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (except in the case of the Registration Statement), in the light of the circumstances under which they were made not misleading.

          (viii) Further Agreement. To cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest practical time and to do and perform all things to be done and performed under this Agreement prior to any Closing Date and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Offered Securities and underlying Ordinary Shares to be sold by such Selling Shareholder pursuant to this Agreement.

          (c) The Controlling Person agrees with the several Underwriters:

          (i) Material Event. To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Offered Securities as contemplated herein and in the

Prospectus has been completed, as determined by the Representatives, the Controlling Person has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (, in the light of the circumstances under which they were made not misleading.

          6. Free Writing Prospectuses. The Company, the Controlling
     Person and each Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a "PERMITTED FREE WRITING PROSPECTUS." Each of the Company and each Selling Shareholder represent that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and each Selling Shareholder herein (as though made on such Closing Date), to the accuracy of the statements of officers of the Company and each Selling Shareholder, as the case may be, made pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of its respective obligations hereunder and to the following additional conditions precedent:

          (a) Accountants' Comfort Letter and Reports. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte Touche Tohmatsu confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D) hereto shall be a date no more than three days prior to such Closing Date).

          The Company shall have received from Deloitte Touche Tohmatsu (and furnished to the Representatives) an examination report with respect to Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company for the fiscal years ended December 31, 2006, and review report with respect to Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company for the three-month period ended March 31, 2007 and the corresponding period for the prior fiscal year, each in accordance with Statement on Standards for Attestation Engagement No. 10 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, and such examination report shall be included in the Registration Statement and the General Disclosure Package.

          The Company shall have received and furnished to the Representatives an examination report of Deloitte Touche Tohmatsu with respect to the internal control over financial reporting of the Company dated no earlier than the date of the accountants' report on the Company's most recent annual financial statements.

          (b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

          (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) if applicable, any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S., Cayman Islands, PRC, Hong Kong or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market, or any setting of minimum or maximum prices for trading on such exchanges; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York, Cayman Islands, PRC or Hong Kong authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States, the Cayman Islands, the PRC, Hong Kong or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the Cayman Islands, the PRC or Hong Kong, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

          (d) Opinion of U.S. Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, counsel for the Company, addressed to the Underwriters in substantially the form set forth in Annex 1 hereto.

          (e) Opinion of Selling Shareholders U.S. Counsel. The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, U.S. counsel for the Selling Shareholders, addressed to the Underwriters in substantially the form set forth in Annex 2 hereto.

          (f) Opinion of Cayman Islands Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Maples & Calder, Cayman Islands counsel for the Company, addressed to the Underwriters in substantially the form set forth in Annex 3 hereto.

          (g) Opinion of British Virgin Islands Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Maples & Calder, British Virgin Islands counsel for the Company, addressed to the Underwriters in substantially the form set forth in Annex 4 hereto.

          (h) Opinion of PRC Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Jin Mao Law Firm, PRC counsel for the Company, addressed to the Underwriters in substantially the form set forth in Annex 5 hereto.

          (i) Opinion of Local Counsel for each Selling Shareholder. The Representatives shall have received an opinion, dated such Closing Date, of the counsel for each Selling Shareholder for its jurisdiction of incorporation or organization, addressed to the Underwriters in substantially the form set forth in Annex 6 hereto.

          (j) Opinion of Depositary's Counsel. The Representatives shall have received an opinion, dated such Closing Date, of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, addressed to the Underwriters in substantially the form set forth in Annex 7 hereto.

          (k) Opinion of U.S. Counsel for Underwriters. The Representatives shall have received from Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Simpson Thacher & Bartlett LLP may rely as to all matters governed by Cayman Islands law upon the opinion of Maples & Calder referred to above, all matters governed by British Virgin Islands law upon the opinion of Maples & Calder referred to above, all matters governed by Hong Kong law upon the opinion of [_____] referred to above, and all matters governed by PRC law upon the opinions of Jin Mao Law Firm and Commerce & Finance Law Offices, each as referred to above.

          (l) Opinion of PRC Counsel for Underwriters. The Representatives shall have received from Commerce & Finance Law Offices, PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (m) Officer's Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

          (n) Controlling Person's Certificate. The Representative shall have received a certificate, dated such Closing Date, of the Controlling Person in which the Controlling

     Person shall state that: the representations and warranties of the Controlling Person in this Agreement are true and correct; and the Controlling Person has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

          (o) Selling Shareholders' Certificates. The Representative shall have received a certificate, dated such Closing Date, of an authorized representative of each Selling Shareholder in which such authorized representative, to the best of its knowledge after reasonable investigation, shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct; and the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

          (p) Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received the Lock-up Agreements.

          (q) Depositary's Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Offered Securities against issuance of the ADRs evidencing the Offered Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

          (r) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

          (s) Form 1099. The Custodian shall have delivered to the Representative a letter stating that it will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

          (t) Form W-9 / W-8. On or prior to the First Closing Date, the Representative shall have received from the Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

          (u) The Offered Securities shall have been approved to be listed on the New York Stock Exchange.

          (v) On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

          (w) No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

          (x) Between the time of execution of this Agreement and such Closing Date, no material adverse change or any development involving a prospective material adverse change in the earnings, business, properties, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, shall occur or become known.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     8. Indemnification and Contribution. (a) Indemnification of Underwriters by Company and Controlling Person. Each of the Company and the Controlling Person, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an "INDEMNIFIED PARTY"), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that neither the Company nor the Controlling Person will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
(c) below, and provided further that the aggregate liability of the Controlling Person pursuant to this subsection (a) shall not exceed the sum of (x) the product of (i) 95%, multiplied by (ii) the number of Offered Securities sold by On Chance Inc. as set forth on Schedule B hereto and (iii) the public offering price per Offered Security as set forth in Section 3 hereof, plus (y) the product of (i) 48.96%, multiplied by (ii) the number of Offered Securities sold by Jun Heng Investment Limited as set forth on Schedule B hereto and (iii) the public offering price per Offered Security as set forth in Section 3 hereof.

     (b) Indemnification of Underwriters by the Selling Shareholders. The Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that a Selling Shareholder will only be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon written information furnished to the Company by such Selling Shareholder; and provided further that the liability of each indemnifying Selling Shareholder pursuant to this subsection shall not exceed the product of the number of shares of Offered Securities sold by such indemnifying Selling Shareholder multiplied by the price per share of Offered Securities set forth in Section 3 hereof.

     (c) Indemnification of the Company, the Controlling Person and the Selling Shareholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Controlling Person and each Selling Shareholder (each, an "UNDERWRITER INDEMNIFIED PARTY"), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the fourteenth, fifteenth and sixteenth paragraphs under the caption "Underwriting".

     (d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section or Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above or
Section 10, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above or Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a),
(b) or (c) above or Section 10. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 10, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Controlling Person and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Controlling Person and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, the Controlling Person and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Controlling Person and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Controlling Person and the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Controlling Person the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

     (f) Control Persons. The obligations of the Company, the Controlling Person and the Selling Shareholders under this Section or Section 10 shall be in addition to any liability which the Company, the Controlling Person and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     10. Qualified Independent Underwriter. The Company hereby confirms that at its request Merrill Lynch, Pierce, Fenner & Smith has without compensation acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Offered Securities. The Company will indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers on behalf of the Company, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder or the Company or, in each case, any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to
Section 9 hereof, the Company and the Selling Shareholders will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof and the obligations of the Company pursuant to Section 10 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

     12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Four World Financial Center, 250 Vesey Street, New York, N.Y. 10080, Attention: Equity Capital Markets, if sent to the Company, the Controlling Person, or any Selling Shareholder, will be mailed, delivered or telegraphed and confirmed to it at E-House (China) Holdings Limited, 17/F, Merchandise Harvest Building (East), No. 333 North Chengdu Road, Shanghai, 200041, People's Republic of China, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered by hand or sent via facsimile and confirmed to such Underwriter.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

     14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by either Representative individually will be binding upon all the Underwriters.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     16. Absence of Fiduciary Relationship. The Company, the Controlling Person and each Selling Shareholder acknowledge and agree that:

          (a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders on the one hand and the Representatives on the other has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company, the Controlling Person or the Selling Shareholders on other matters;

          (b) Arms' Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives, and the Company and the Selling Shareholders are capable of evaluating and understanding and understands and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

          (c) Absence of Obligation to Disclose. The Company, the Controlling Person and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Controlling Person and the Selling Shareholders, and that the Representatives have no obligation to disclose such interests and transactions to the Company, the Controlling Person or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

          (d) Waiver. The Company, the Controlling Person and each Selling Shareholder waive, to the fullest extent permitted by law, any claims any of them may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company, the Controlling
Person or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Controlling Person, or any Selling Shareholder, including their respective stockholders, employees or creditors.

     17. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Company, the Controlling Person and each Selling Shareholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Controlling Person and each Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company, the Controlling Person and each Selling Shareholder irrevocably appoint CT Corporation System, currently of 111 Eighth Avenue, New York, NY, 10011, as each of their authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company, the Controlling Person or any Selling Shareholder by the person serving the same to the address provided in Section 12 hereof, shall be deemed in every respect effective service of process upon the Company, the Controlling Person or such Selling Shareholder in any such suit or proceeding. The
Company, the Controlling Person and each Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

     The obligation of the Company, the Controlling Person and the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company, the Controlling Person and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company, the Controlling Person and the Selling Shareholders an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Controlling Person, the Selling Shareholders and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        E-HOUSE (CHINA) HOLDINGS LIMITED


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        CONTROLLING PERSON


                                        By
                                           -------------------------------------
                                           Xin Zhou


                                        SELLING SHAREHOLDERS


                                        By
                                           -------------------------------------
                                           Name:
                                           Attorney-in-fact for and on behalf of
                                           the Selling Shareholders

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

Acting on behalf of themselves and as
the Representatives of the several
Underwriters

By CREDIT SUISSE SECURITIES (USA) LLC


By:
    ---------------------------------
    Name:
    Title:


By MERRILL LYNCH, PIERCE FENNER & SMITH
               INCORPORATED


By:
    ---------------------------------
    Name:
    Title:

                                   SCHEDULE A

                                  UNDERWRITERS

                                               NUMBER OF            NUMBER OF
               UNDERWRITER                  FIRM SECURITIES   OPTIONAL SECURITIES*
               -----------                  ---------------   --------------------
Credit Suisse Securities (USA) LLC.......
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.................
CIBC World Markets Corp. ................
Lazard Capital Markets LLC...............
                                            ---------------   --------------------
   Total.................................
                                            ===============   ====================

*    Assumes option is exercised in full.

                                   SCHEDULE B

                              SELLING SHAREHOLDERS

                                      NUMBER OF                        NUMBER OF OPTIONAL
                                   FIRM SECURITIES    NET PROCEEDS -       SECURITIES          NET PROCEEDS -
       SELLING SHAREHOLDER           TO BE SOLD      FIRM SECURITIES       TO BE SOLD*      OPTIONAL SECURITIES*
       -------------------         ---------------   ---------------   ------------------   --------------------
On Chance Inc. .................
Jun Heng Investment Limited.....
                                   ---------------   ---------------   ------------------   --------------------
   Total........................                     $                                      $
                                   ===============   ===============   ==================   ====================

*    Assumes option is exercised in full.

                                   SCHEDULE C

1. GENERAL USE FREE WRITING PROSPECTUSES (INCLUDED IN THE GENERAL DISCLOSURE PACKAGE)

          "General Use Issuer Free Writing Prospectus" includes each of the following documents:

          [1.]

2.   OTHER INFORMATION INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

          The following information is also included in the General Disclosure
          Package:

          1. The initial price to the public of the Offered Securities.

                                   SCHEDULE D

     The Representatives shall have received letters, dated, respectively, the date hereof and the First Closing Date, of Deloitte Touche Tohmatsu, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:

          (i) in their opinion the audited consolidated financial statements and schedules examined by them and included in the Registration Statements and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;

          (ii) with respect to the periods covered by the unaudited quarterly consolidated financial statements included in the Registration Statements and the General Disclosure Package, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited quarterly consolidated financial statements (including the noted thereto) of the Company and its consolidated subsidiaries included in the Registration Statements and the General Disclosure Package, and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether such unaudited quarterly consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; they have read the latest unaudited monthly consolidated financial statements (including the notes thereto) of the Company and its consolidated subsidiaries made available by the Company] and the minutes of the meetings of the stockholders, Board of Directors and committees of the Board of Directors of the Company; and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether the unaudited monthly financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and General Disclosure Package; and on the basis thereof, nothing came to their attention which caused them to believe that:

               (A) the unaudited financial statements included in the Registration Statements or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Securities Laws, or that any material modifications should be made to the unaudited quarterly consolidated financial statements for them to be in conformity with generally accepted accounting principles;

               (B) with respect to the period subsequent to the date of the most recent unaudited quarterly consolidated financial statements included in the General Disclosure Package, at a specified date at the end of the most recent month, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in stockholders' equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the latest balance sheet included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly consolidated financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales, net operating income, in the total or per share amounts of income before extraordinary items or of net income or any increases as compared to the corresponding period in the preceding year, in operating costs and expenses of the Company and its consolidated subsidiaries, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur;

          (iii) With respect to any period as to which officials of the Company have advised that no consolidated financial statements as of any date or for any period subsequent to the specified date referred to in (ii)(B) above are available, they have made inquiries of certain officials of the Company who have responsibility for the financial and accounting matters of the Company and its consolidated subsidiaries as to whether, at a specified date not more than three business days prior to the date of such letter, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in stockholders' equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the most recent balance sheet for such entities included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, net operating income, in the total or per share amounts of income before extraordinary items or of net income or any increases as compared to the corresponding period in the preceding year, in operating costs and expenses of the Company and its consolidated subsidiaries and, on the basis of such inquiries and the review of the minutes described in paragraph (ii) above, nothing came to their attention which caused them to believe that there was any such change, increase, or decrease, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur; and

          (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Registration Statements, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an "electronic road show," as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.

     For purposes of this Schedule, if the Effective Time of the Additional Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed shortly prior to its Effective Time.

                                   SCHEDULE E

                  FORM OF SELLING SHAREHOLDER LOCK-UP AGREEMENT

CREDIT SUISSE SECURITIES (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
Two World Financial Center
250 Vesey Street
New York, N.Y. 10281

As Representatives of the several Underwriters named in Schedule A attached to the Underwriting Agreement

                                  [DATE], 2007

Ladies and Gentlemen:

     This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "UNDERWRITING AGREEMENT") to be entered into by E-House (China) Holdings Limited (the "COMPANY") and you, as Representatives of the several Underwriters named therein, with respect to the public offering (the "OFFERING") of American depositary shares (the "ADSS"), each representing one ordinary share, par value US$0.001 per share, of the Company (the "ORDINARY SHARES").

     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that during the Lock-Up Period (as described below) not to
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or enter into a transaction which would have the same effect or (ii) enter into any swap, hedge, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such aforementioned transaction is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise, (iii) demand the filing of a registration statement pursuant to a shareholder's agreement or otherwise, or
(iv) publicly disclose the intention to make any such offer, sale, pledge, or disposition, or enter into any such transaction, swap, hedge, or other arrangement, without, in each case as mentioned in (i), (ii), (iii) or (iv) above, the prior written consent of the Representatives, except (A) the Ordinary Shares in the form of ADSs to be sold by the Selling Shareholder hereunder or
(B) the automatic conversion of the Preferred Shares upon the consummation of the Offering. The initial Lock-Up Period will commence on the date of the final Prospectus covering the Offering (the "PROSPECTUS") and will continue and include the date 180 days after the date of the Prospectus or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

                                        Very truly yours,


                                        ----------------------------------------

                                        (Name)

                                        ----------------------------------------

                                        (Address)

                                   SCHEDULE F

                           LIST OF MATERIAL CONTRACTS

                                   SCHEDULE G

                         LIST OF OPERATING SUBSIDIARIES

                                     ANNEX 1

      FORM OF OPINION OF LATHAM & WATKINS LLP, U.S. COUNSEL TO THE COMPANY

          (i) Authorization of Agreements. The Underwriting Agreement has been duly executed and delivered by the Company, in accordance with the laws of the State of New York.

          (ii) Authorization of Deposit Agreements. The Deposit Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (iii) Offered Securities. Upon due issuance and delivery by the Depositary of ADRs evidencing ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the terms of the Deposit Agreement and payment therefor in accordance with the terms of the Underwriting Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

          (iv) No Violation. The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company, the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs, and the issuance and sale of the ADSs by the Company to the Underwriters pursuant to the Underwriting Agreement and the Deposit Agreement do not:

               (1) result in the breach of or a default under any of the Specified Agreements which are expressly governed by the laws of the State of New York and to which the Company or any of its consolidated subsidiaries is a party;

               (2) violate any United States federal or New York statute, rule or regulation applicable to the Company; or

               (3) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

          (v) Effectiveness. The Registration Statements have become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on ________, 2007, no stop order suspending the effectiveness of the Registration Statements has been issued under the Act and no proceedings therefor have been initiated or are pending or contemplated by the Commission. The Prospectus has been filed in accordance with Rule 424 under the Act.

          (vi) Compliance with Registration Requirements. The F-1 Registration Statement, at _________, 2007, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form F-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S T or the financial statements, schedules, or other financial data, included in, or omitted from, the F-1 Registration Statement or the Prospectus; and the F-6 Registration Statement, at ___________, 2007, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form F-6 under the Act and the rules and regulations of the Commission thereunder. For purposes of this paragraph, we have assumed that the statements made in the Registration Statements and the Prospectus are correct and complete.

          (vii) Accurate Summary. The statements in the Preliminary Prospectus and the Prospectus under the caption "Description of American Depositary Shares," insofar as they purport to describe or summarize the terms of the ADSs and the Deposit Agreement, and under the caption "Shares Eligible for Future Sale," insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws referred to therein, are accurate descriptions or summaries in all material respects.

          (viii) Investment Company Act. The Company is not, and immediately after giving effect to the offering and sale of the ADSs in accordance with the Underwriting Agreement and the application of the proceeds thereof as described in the Prospectus under the caption "Use of Proceeds" will not be, required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (ix) Submission to Jurisdiction. Pursuant to Section 17 of the Underwriting Agreement and Section 19 of the Deposit Agreement, under the laws of the State of New York, the Company has validly (i) chosen New York law to govern its rights and duties under the Underwriting Agreement and the Deposit Agreement, (ii) submitted to the personal jurisdiction of state and federal courts located in the City and County of New York in connection with an action or proceeding arising out of or related to the Underwriting Agreement or the Deposit Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court, and
     (iv) appointed CT Corporation System as its authorized agent for the purpose described in Section 17 of the Underwriting Agreement and Section 19 of the Deposit Agreement. Service of process in the manner set forth in
     Section 17 of the Underwriting Agreement and Section 19 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to the Underwriting Agreement and the Deposit Agreement in any such court.

          (x) No Additional Contracts. To the best of our knowledge, there are no contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed.

          (xi) Disclosure. Each Registration Statement and the Final Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such counsel have no reason to believe that the General Disclosure Package, as of the Applicable Time or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    ANNEX 2

                    FORM OF OPINION OF LATHAM & WATKINS LLP,
                    U.S. COUNSEL TO THE SELLING SHAREHOLDER

          (i) Authorization of Agreements. Each of the Custody Agreements and the Powers of Attorney has been duly executed and delivered by the Selling Shareholders in accordance with the laws of the State of New York.

          (ii) Validity. We have assumed, with your consent, that (A) each Selling Shareholder has the capacity, power and authority, as applicable, to execute, deliver and perform the Powers of Attorney, the Custody Agreement and the Underwriting Agreement, (B) each Selling Shareholder, as applicable, has duly authorized the execution, delivery and performance of the Powers of Attorney, the Custody Agreement, and the Underwriting Agreement, (C) each Selling Shareholder has duly executed and delivered the Powers of Attorney and the Custody Agreement (other than with respect to the execution and delivery thereof under the laws of the State of New
     York), (D) the Powers of Attorney, the Custody Agreement, and the Underwriting Agreement constitute legally valid and binding obligations of the parties thereto other than the Selling Shareholders, and (E) the status of enforceability of the Powers of Attorney, the Custody Agreement, and the Underwriting Agreement is not affected by any (i) breach of, or defaults under, any agreement or instruments, (ii) violation of statutes, rules or regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorization from, or make required registration, declaration or filings with, governmental authorities provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company and the Selling Shareholders. On the basis of such assumptions, each of the Powers of Attorney and the Custody Agreements constitutes a legally valid and binding obligation of such Selling Shareholder, enforceable against the Selling Shareholders in accordance with its terms.

          (iii) Authorization of Underwriting Agreements. The Underwriting Agreement has been duly executed and delivered by Mr. Xin Zhou and by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders in accordance with the laws of the State of New York.

          (iv) No Violation. The execution and delivery of the Custody Agreements and the Powers of Attorney by the Selling Shareholders do not, the execution and delivery of the Underwriting Agreement by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders do not, and the deposit of the Ordinary Shares with the Depositary by the Selling Shareholders against issuance of the ADRs evidencing the ADSs and the sale of the ADSs by the Selling Shareholders to you and the other Underwriters pursuant to the Underwriting Agreement do not:

               (i) violate any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder;

               (ii) require any consents, approvals, or authorizations to be obtained by such Selling Shareholder from, or any registrations, declarations or filings to be made by such Selling Shareholder with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder on or prior to the date hereof that have not been obtained or made; or

               (iii) result in the breach of or default under any of the
                    agreements which are governed by the laws of the State of New York and to which any of the Selling Shareholders is a party or by which such

                    Selling Shareholder is bound and which has been filed as an exhibit to the F-1 Registration Statement.

          (v) Submission to Jurisdiction. Pursuant to Section 17 of the Underwriting Agreement, Section [_____] of the Custody Agreements and Section [______] of the Powers of Attorney, under the laws of the State of New York each of the Selling Shareholders and, pursuant to the Underwriting Agreement, Mr. Xin Zhou has validly (i) chosen New York law to govern its respective rights and duties under the Underwriting Agreement, and, with respect to the Selling Shareholders, the Custody Agreements and the Powers of Attorney, (ii) submitted to the personal jurisdiction of state and federal courts located in the City and County of New York in connection with an action or proceeding arising out of or related to the Underwriting Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in Section 17 of the Underwriting Agreement. Service of process in the manner described in Section 17 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over Mr. Xin Zhou and such Selling Shareholder in connection with an action or proceeding arising out of or related to the Underwriting Agreement in any such court.

          (vi) Security Entitlement. Upon indication by book entry that the ADSs have been credited to a securities account maintained by the Representatives at the Depository Trust Company ("DTC") and payment therefor in accordance with the Underwriting Agreement, the Representatives will acquire a securities entitlement on behalf of the several Underwriters with respect to the ADSs and, under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the "NY UCC"), an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Representatives.

                                     ANNEX 3

    FORM OF OPINION OF MAPLES & CALDER, CAYMAN ISLANDS COUNSEL TO THE COMPANY

          (i) Due Incorporation; Corporate Power. The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands, with full corporate power and authority to own its property and assets and to carry on its business in accordance with the Company's Memorandum and Articles of Association and as described in the General Disclosure Package as of the Applicable Time and the Final Prospectus and to execute, deliver and perform its obligations under this Agreement, the Deposit Agreement and the Registration Statements.

          (ii) Good Standing. The Company is in good standing with the Registrar of Companies in the Cayman Islands.

          (iii) Capitalization. The Company has the authorized and issued share capital as set forth under the caption "Actual" in the Section headed "Capitalization" in the General Disclosure Package as of the Applicable Time, and, immediately after (A) the automatic conversion of the Company's Series A Preferred Shares and (B) the issuance and sale of the Firm Securities (as defined in the Underwriting Agreement), the Company will have the authorized and issued share capital as set forth under the caption " As adjusted" therein. All of the issued shares in the capital of the Company (including the Shares (i) issued and delivered in accordance with the terms of this Agreement and the Deposit Agreement and (ii) resulting from the automatic conversion of Series A Preferred Shares as described in the General Disclosure Package as of the Applicable Time) have been or will be duly and validly authorized and issued, as fully paid and non-assessable, conform with the laws of the Cayman Islands, following conversion are free from any restriction on voting or transfer under the laws of the Cayman Islands and the Company's Memorandum and Articles of Association, are not subject to any pre-emptive or similar rights under Cayman Islands law or the Company's Memorandum and Articles of Association, conform to the description thereof contained in the General Disclosure Package as of the Applicable Time and will be registered in the Company's register of members. When allotted, issued and paid for and registered in the register of members (shareholders), shares are considered to be legally issued and allotted, fully paid and non-assessable.

          (iv) No Violation. The execution and delivery of this Agreement and the Deposit Agreement by the Company and the performance of its obligations thereunder, the Registration Statements, the issuance and sale of the Shares and the filing of the Registration Statements and the General Disclosure Package as of the Applicable Time and the Final Prospectus have been duly authorized and approved by all necessary corporate action of the Company, and the execution and delivery of this Agreement and the Deposit Agreement by the Company and the performance of its obligations hereunder and thereunder do not violate, conflict with or result in a breach of any of the terms or provisions of the Company's Memorandum and Articles of Association or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands.

          (v) Execution of Agreements. Each of this Agreement and the Deposit Agreement has been duly executed and delivered for and on behalf of the Company and constitutes legal, valid and binding obligations of the Company enforceable in the Cayman Islands in accordance with its terms except and in so far as such enforcement may be limited as hereinafter set forth.

          (vi) Execution of Registration Statements. The Registration Statements have been duly executed by and on behalf of the Company.

          (vii) Absence of Further Requirements. No authorizations, consents, orders, permissions or approvals are required from any governmental or judicial authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority, judicial or regulatory body is required in connection with:

               (1) the execution and delivery of this Agreement and the Deposit Agreement;

               (2) the performance of any obligation under this Agreement and the Deposit Agreement; and

               (3) the payment of any amount under this Agreement and the Deposit Agreement.

          (viii) No Filing. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the Deposit Agreement that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands.

          (ix) Accurate Description. The statements in the General Disclosure Package as of the Applicable Time under "Risk Factors", "Dividend Policy", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Management", "Enforceability of Civil Liabilities", "Description of Share Capital" and "Taxation--Cayman Islands Taxation" and the statements in the Registration Statement under Part II, Item 6, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Cayman Islands, fairly present the information and summarize the matters referred to therein.

          (x) Absence of Stamp Duties. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of:

               (1) the execution or delivery of this Agreement and the Deposit Agreement or the performance by any of the parties of their respective obligations or enforcement of this Agreement and the Deposit Agreement unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement) in which case stamp duty of CI$2.00 (US$2.44) for each of this Agreement and the Deposit Agreement will be payable; or

               (2) the issuance and sale of the Ordinary Shares by the Company of its shares pursuant to the terms of this Agreement; or

               (3) the entering of the Custodian as the registered holder of the Ordinary Shares; or

               (4) the issue to the Custodian on behalf of the Depositary of the Shares against the issuance of ADSs for the account of the Underwriters; or

               (5) the sale and delivery outside of the Cayman Islands by the Underwriters of the Offered Securities to the initial purchasers thereof.

          (xi) Absence of Other Taxes. There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands government or any taxing authority thereof on or by virtue of:

               (1) the execution, delivery, performance or enforcement of this Agreement and the Deposit Agreement;

               (2) any payment of any nature to be made by the Company under this Agreement and the Deposit Agreement;

               (3)  the issuance and sale of the Ordinary Shares by the Company;
                    or

               (4) the payment of dividends and other distributions declared and payable on the Shares, and the payment of such dividends and other distributions by the Depositary or its nominee to holders of Offered Securities pursuant to the Deposit Agreement.

          (xii) No Income Taxes. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

          (xiii) Choice of Laws. The Company can sue and be sued in its own name under the laws of the Cayman Islands. The choice of the laws of New York to govern this Agreement and the Deposit Agreement will be upheld as a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choice of law in a suit on this Agreement or the Deposit Agreement brought in the courts of the Cayman Islands, assuming it is so pleaded. An action against the Company in the Cayman Islands under this Agreement or the Deposit Agreement could be instituted in the Grand Court, which has jurisdiction over the Company, without first having to obtain a judgment in respect of this Agreement or the Deposit Agreement in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgment.

          (xiv) Submission to Jurisdiction. The submission to the jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan in The City of New York, the appointment of CT Corporation System to accept service of process in such jurisdiction and the waiver by the Company of any objection to the venue of a proceeding in a New York court, pursuant to this Agreement and the Deposit Agreement, is legal, valid and binding on the Company.

          (xv) Dividends. No approvals are currently required from any governmental department, agency or other authority in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Ordinary Shares, including the Depositary.

          (xvi) Enforcement of Judgments. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to any of the

     Agreements without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard.

          (xvii) No Actions Against the Company. Based solely on our inspection of the Register of Writs and Other Originating Process in the Grand Court of the Cayman Islands from the date of incorporation of the Company, there were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands on [______] August 2007. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Company because under Cayman Islands law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which we have made at the Grand Court of the Cayman Islands have revealed no record of the presentation of any winding up petition in respect of the Company. We assume that there has been no change in this position since the date on which the enquiries were made.

          (xviii) Exchange Control Regulation. There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

          (xix) No Sovereign Immunity. The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon this Agreement or the Deposit Agreement and the Company is subject to civil and commercial law with respect to its obligations under this Agreement and the Deposit Agreement, which obligations constitute private and commercial acts rather than governmental or public acts.

          (xx) Form of Agreements. So far as the law of the Cayman Islands is concerned, each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, subject in so far as such enforcement may be limited as more particularly set forth below.

          (xxi) No Third Party Interests. We have reviewed the register of members of the Company. As of the date hereof there are no entries or notations indicating any third party interests, including any security interest, on the register of members of the Company.

          (xxii) No Deemed Residency. The Underwriters will not be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation or execution or delivery of this Agreement or the entering into of or the exercise of their rights or the performance of their obligations under this Agreement.

          (xxiii) No Licensing Requirements. The Underwriters will not be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of this Agreement or the Deposit Agreement.

          (xxiv) Accurate Summary of Documents. The summaries of the Memorandum and Articles of Association of the Company and of relevant Cayman Islands company law contained in the General Disclosure Package as of the Applicable Time are true, accurate and complete in the context in which they appear.

          (xxv) Forms of Certificates. The form of certificate used to evidence the Shares complies in all material respects with applicable statutory requirements of the Cayman Islands and the Company's Memorandum and Articles of Association.

          (xxvi) No Restrictions on Dividends. There are no restrictions under Cayman Islands law which would prevent the Company from paying dividends to shareholders in U.S. Dollars or any other currency, nor is it necessary under the laws of the Cayman Islands that any of the Agreements or any document relating thereto be registered or recorded in any public office or elsewhere in the Cayman Islands in order for the Company to pay dividends to shareholders in U.S. Dollars or any other currency.

                                    ANNEX 4

         FORM OF OPINION OF MAPLES & CALDER, BVI COUNSEL TO THE COMPANY

          (i) Good Standing. Each Company is a limited liability company registered under the BVI Business Companies Act, 2004 (the "ACT"), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

          (ii) No Actions Against the Company. Based solely on our inspection of the High Court Registry from the date of incorporation of each Company there were no actions or petitions pending against the Company in the High Court of the British Virgin Islands as at close of business in the British Virgin Islands on [_____] August 2007.

          (iii) No Order or Resolutions. On the basis of our searches conducted at the Registry of Corporate Affairs and at the High Court Registry on [_____] August 2007, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver over the Company, or any of its assets, appears on the records maintained in respect of each Company. It should however be noted that it is not a requirement that notice of appointment of a receiver be registered with the Registry of Corporate Affairs or the High Court Registry or any other public body in the British Virgin Islands.

          (iv) No Encumbrance. Our search at the Registry of Corporate Affairs did not reveal the existence of a Register of Mortgages, Charges and other Encumbrances. A Register of Mortgages, Charges and other Encumbrances may, however, be maintained at the Company's registered office without a copy necessarily being filed at the Registry of Corporate Affairs. However, we refer you to the Registered Agent's Certificate (copies of which are attached as annexure) which states that the Company does not maintain a Register of Mortgage, Charges and other Encumbrances at the Company's registered office.

          (v) Shareholding. According to the Registered Agent's Certificate, the share(s) in each Company is registered in the name of E-House (China) Holdings Limited (the "ISSUER"), with the details of shareholdings as set out in the attached schedules.

          (vi) No Violation. Each Company has the necessary corporate power and authority to own, use, lease and operate its properties and assets and conduct its business in accordance with its memorandum and articles of association.

          (vii) No Exchange Control. There is no exchange control legislation under British Virgin Islands law and accordingly there is no exchange control regulations imposed under British Virgin Islands law.

          (viii) Disclosure. With respect of information about each Company disclosed in the prospectus and the offering circular of the Issuer, they are true, accurate and complete in the context in which they appear.

          (ix) Absence of Other Taxes. There are currently no taxes or other charges or deductions payable by (withholding or otherwise) to the British Virgin Islands government or any taxing thereof on or by virtue of the payment of dividends and other distributions declared and payable to the shareholders of each of the Company.

          (x) No Income Taxes. The British Virgin Islands currently have no income, corporate or capital gains tax and no estate duty inheritance tax or gift tax.

          (xi) No Restrictions on Dividends. There are no restrictions or required approvals under British Virgin Islands law which would prevent each Company from paying dividends to its shareholders in U.S. Dollars or any other currency.

                                    ANNEX 5

       FORM OF OPINION OF JIN MAO LAW FIRM, PRC COUNSEL TO THE COMPANY

          (i) Good Standing of PRC Subsidiaries. Each of the PRC Subsidiaries listed in annex to this opinion has been duly organized and is validly existing as a wholly foreign owned enterprise with limited liability or as a domestic company, as the case may be, with full legal person status and in good standing under the PRC laws and its business license is in full force and effect; each of Shanghai Real Estate Consultancy and Sales (Group) Ltd. ("SHANGHAI CONSULTANCY AND SALES"), Shanghai Cityrehouse Real Estate Agency Co., Ltd. ("SHANGHAI CITYREHOUSE") and Shanghai CRIC Information Technology Co., Ltd. ("SHANGHAI CRIC") has been duly qualified as a foreign invested enterprise under the PRC laws; the equity interest of Shanghai Consultancy and Sales is wholly owned directly or beneficially by E-House Real Estate Ltd., a company incorporated under the laws of the British Virgin Islands ("BVI E-HOUSE"), which is wholly owned directly or beneficially by the Company; the equity interest of Shanghai Cityrehouse is wholly owned directly or beneficially by E-House & Cityrehouse Real Estate Development Limited, a company incorporated under the laws of the British Virgin Islands ("BVI CITYREHOUSE"), whose 85% equity interest is indirectly owned by the Company and 15% directly owned by Home Advisor Properties Ltd., a company incorporated under the laws of the British Virgin Islands; the equity interest of Shanghai CRIC is wholly owned directly or beneficially by CRIC (China) Information Technology Co., Ltd., a company incorporated under the laws of the British Virgin Islands ("BVI CRIC"), which is wholly owned directly or beneficially by the Company. To the best of our knowledge after due inquiries, such equity interests as each described in the preceding paragraph are free and clear of all liens, encumbrances, equities or claims; the Articles of Association of each PRC Subsidiary, the business license and other constituent documents of each PRC Subsidiary comply with the requirements of applicable PRC laws and are in full force and effect.

          (ii) Subsidiaries. Each of the PRC Subsidiaries has full legal right, power and authority (corporate and other) to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the General Disclosure Package as of the Applicable Time and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or uses or leases properties, conducts any business or in which such qualification is required. The PRC Subsidiaries have all material necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings (collectively, "GOVERNMENTAL AUTHORIZATIONS") with any governmental or regulatory agency or any court in the PRC ("GOVERNMENTAL AGENCIES") to own, lease, license and use its properties, assets and conduct its business in the manner described in the General Disclosure Package as of the Applicable Time and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions. No PRC Subsidiary has any reason to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and each of the PRC Subsidiaries is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

          (iii) Corporate Structure. The entering into, and the consummation of the transactions contemplated in the relevant documents described in the Registration Statement and the General Disclosure Package under "Summary--Corporate Structure and History" as of the Applicable Time constitute legal, valid and binding obligations of all the parties therein, enforceable against all the parties therein, in accordance with their terms; all necessary steps for transactions contemplated in the restructuring documents have being taken and all consents required from respective parties have been obtained and are in full force and effect; all governmental approvals, consents, registrations, filings and all necessary steps required in the PRC for the transactions contemplated therein have been obtained, made and taken and are in full force and effect.

          (iv) Capitalization. All of the equity interests in each PRC Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned by the Company through its non-PRC Subsidiaries, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; each of the PRC Subsidiaries has obtained all approvals, authorizations, consents and orders, and has made all filings, which are required under PRC laws and regulations for the ownership interest by the Company of its equity interest in each PRC Subsidiary through its non-PRC Subsidiaries; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the PRC Subsidiaries by the Company indirectly.

          (v) Use of Proceeds. The application of the net proceeds to be received by the Company from the Offering as contemplated by the General Disclosure Package as of the Applicable Time, will not contravene any provision of applicable PRC laws and regulations, or the Articles of Association, other constitutive documents or the business license or other constitutive documents of any PRC Subsidiary or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon any PRC Subsidiary, or any judgment, order or decree of any Governmental Agency in the PRC.

          (vi) Title to Property and Leased Assets. Each PRC Subsidiary has valid title to all of its properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions; each lease agreement to which such PRC Subsidiary is a party is legally executed; certain lease agreement to which such PRC Subsidiary is a party is registered with the local housing bureau in accordance with PRC laws, except to the extent the failure to register would not have a Material Adverse Effect (shall mean any event, occurrence, fact, condition, change or development that has had a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of PRC Subsidiaries, either individually or taken as a whole); the leasehold interests of each PRC Subsidiary are fully protected by the terms of the lease agreements in material respects, which are valid, binding and enforceable in accordance with their respective terms under PRC law; and neither the Company nor any PRC Subsidiary owns, operates, manages or has any other right or interest in any other material real property of any kind.

          (vii) Guarantees. There are no outstanding guarantees or contingent payment obligations of any PRC Subsidiary in respect of indebtedness of third parties except as disclosed in the General Disclosure Package as of the Applicable Time.

          (viii) No Violation. To the best of our knowledge, except to registration of lease agreement as described in the "Title to Property and Leased Assets" part of this legal opinion and as described in the General Disclosure Package as of the Applicable Time, none of the PRC Subsidiaries is in breach or violation of or in default, as the case may be, under (A) its articles of association, business licenses or any other constituent documents, (B) any material obligation, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness governed by PRC laws, (C) any material obligation, license, lease, contract or other agreement or instrument governed by PRC laws to which the Company or any of the subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except for such breach or violation or default that, as the case may be, would not reasonably be expected to have a Material Adverse Effect, or (D) the material aspect of any law, regulation or rule of the PRC, or any decree, judgment or order of any court in the PRC, applicable to the Company or any of its subsidiaries (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under).

          (ix) No Proceedings. To the best of our knowledge after due inquiries, there are no legal, governmental, administrative or arbitrative proceedings before any court of the PRC or before or by any Governmental Agency pending or threatened against, or involving the properties or business of, the Company or any PRC Subsidiary or to which any of the properties of any PRC Subsidiary is subject which would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

          (x) Dividends. All dividends and other distributions declared and payable on BVI E-House's equity interest in Shanghai Consultancy and Sales, BVI Cityrehouse's equity interest in Shanghai Cityrehouse and BVI CRIC's equity interest in Shanghai CRIC in Renminbi may under the current laws and regulations of PRC be payable in foreign currency and may be freely transferred out of the PRC, and except as disclosed in the General Disclosure Package as of the Applicable Time, all such dividends will not be subject to withholding or other taxes under the laws and regulations of PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be paid without the necessity of obtaining any Government Authorizations from any Governmental Agencies in the PRC.

          (xi) PRC Law. All matters of PRC laws and practice relating to the Company, each PRC Subsidiary and their respective businesses and other statements with respect to or involving PRC laws set forth in the General Disclosure Package as of the Applicable Time are correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

          (xii) Material Contracts. Each of the material contracts governed by PRC laws and listed in Schedule F of the Underwriting Agreement (the "MATERIAL CONTRACTS") has been duly authorized, executed and delivered by the relevant PRC Subsidiary, and each such PRC Subsidiary has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; each such PRC Subsidiary had the corporate power and capacity to enter into and to perform its obligations under such Material Contract; each of the Material Contracts to which the Company or a PRC Subsidiary is a party constitutes a legal, valid and binding obligation of the Company or such PRC Subsidiary, enforceable against the Company or such PRC Subsidiary in accordance with its terms; to the extent applicable, such Material Contract has been properly transferred, amended or assigned such that the Company is the obligor and beneficiary under such Material Contract and such transfers, amendments or assignments were duly authorized, executed and delivered by the parties to the applicable Material Contract; all Governmental Authorizations required in the PRC for such transfers, amendments or assignments, to the extent applicable, have been duly obtained and are in full force and effect; and all necessary steps for such transfers, amendments or assignments have been taken and all consents required from all counter parties to such Material Contract have been duly obtained and are in full force and effect.

          (xiii) Trademarks. Each PRC Subsidiary owns or otherwise has the legal right to use, or to acquire on reasonable terms, trademarks, service marks and trade names currently employed by it in connection with the business currently operated by it; to the best of our knowledge after due inquiries, no PRC Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect.

          (xiv) Intellectual Property. To the best of our knowledge and except as described in the General Disclosure Package as of the Applicable Time, none of the PRC Subsidiaries possess any other registered intellectual property, and each of the PRC Subsidiaries possesses valid licenses in full force and effect or otherwise has the legal right to use, or to acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in the ordinary course of business, and none of the PRC Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

          (xv) No Violation. The execution and delivery by the Company and Mr. Xin Zhou of, and the performance by the Company and Mr. Xin Zhou of its or his obligations under, this Agreement and the Deposit Agreement and the consummation by the Company and Mr. Xin Zhou of the transactions contemplated herein and, in the case of the Company, therein, and the conduct of the business and operations of the Company and its subsidiaries as described in the General Disclosure Package as of the Applicable Time, including the issue and sale of the Ordinary Shares and the Offered ADSs under this Agreement and the Deposit Agreement, and the compliance by the Company and Mr. Xin Zhou with all of the provisions of this Agreement and, in the case of the Company, the Deposit Agreement (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument governed by the PRC laws and regulations and to which any PRC Subsidiary is a party or by which any such PRC Subsidiary is bound or to which any of the properties or assets of a PRC Subsidiary is bound or to which any of the properties or assets of any PRC Subsidiary is subject, except for such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect, (B) do not and will not result in any violation of the provisions of the articles of association, business licenses or any other constituent documents of any PRC Subsidiary, (C) do not and will not result in any violation of any provision of PRC laws or statute or any PRC regulations and (D) do not and will not result in a violation of any order, rule or regulation of any governmental or regulatory agency or any court in the PRC.

          (xvi) Absence of Further Action. Except as disclosed in the General Disclosure Package as of the Applicable Time, no Governmental Authorizations from any Governmental Agency is required for (A) the issue and sale of the Offered Securities and the Ordinary Shares represented thereof at such Closing Date to be sold by the Company under this Agreement, (B) the deposit of the Ordinary Shares represented by the Offered Securities with the Depositary or its nominee, and (C) the consummation by the Company and the Depositary of the transactions contemplated by this Agreement and the Deposit Agreement, as applicable.

          (xvii) Absence of Reporting Obligations. There are no reporting obligations under PRC laws on non-PRC holders of the Offered Securities or the Ordinary Shares.

          (xviii) No Deemed Residence. As a matter of PRC laws, no holder of the Offered Securities or Ordinary Shares who is not a PRC resident will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Offered Securities or Ordinary Shares. There are no limitations under PRC laws on the rights of holders of the Offered Securities or Ordinary Shares who are not PRC residents to hold, vote or transfer their securities nor are there any statutory pre-emptive rights or transfer restrictions applicable to the Ordinary Shares.

          (xix) Accurate Description of Law and Documents. The statements set forth in the General Disclosure Package as of the Applicable Time under the captions "Prospectus Summary," "Risk Factors," "Dividend Policy," "Enforceability of Civil Liabilities," "Corporate Structure," "Business," "Regulations," "Related Party Transactions," "Management," "Description of Share Capital" and "Taxation," insofar as such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by PRC laws, are true and accurate, and fairly present or fairly summarize the material respects of PRC legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements did not contain and will not contain an untrue statement of a material fact, and did not omit and will not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

          (xx) Submission to Jurisdiction. The submission of the Company and Mr. Xin Zhou to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company and Mr. Xin Zhou of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company and Mr. Xin Zhou not to plead an inconvenient forum, and the agreement of the Company that this Agreement and the Deposit Agreement be construed in accordance with and governed by the laws of the State of New York will be recognized by PRC courts; service of process effected in the manner set forth in this Agreement will be effective to confer jurisdiction over the subsidiaries, assets and property of the Company and Mr. Xin Zhou in the PRC, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company and Mr. Xin Zhou under this Agreement and, in the case of the Company, the Deposit Agreement will be recognized by PRC courts, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC.

          (xxi) Validity of Indemnification Provisions. The indemnification and contribution provisions set forth in this Agreement and the Deposit Agreement do not contravene the PRC laws, and insofar as matters of PRC laws are concerned, constitute the legal, valid and binding obligations of the Company and, in the case of the Underwriting Agreement, Mr. Xin Zhou, enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights; assuming due authorization, execution and delivery by each party thereto, each of this Agreement and the Deposit Agreement is in proper legal form under PRC laws for the enforcement thereof against the Company and, in the case of the Underwriting Agreement, Mr. Xin Zhou, subject to compliance with relevant civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the Deposit Agreement in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

          (xxii) No Stamp Tax. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, any of its subsidiaries, any Underwriter or the Depositary to the PRC government or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, issuance, sale and delivery of the Offered Securities and Ordinary Shares, (B) the deposit with the Depositary of Ordinary Shares by the Company pursuant to the Deposit Agreement against issuances of the Offered Securities, (C) the sale and delivery by the Company of the Offered Securities to or for the accounts of the Underwriters in the manner contemplated in this Agreement and the Deposit Agreement, (D) the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, or (E) the sale and delivery by the Underwriters of the Offered Securities to the initial purchasers thereof in the manner contemplated in the General Disclosure Package as of the Applicable Time.

          (xxiii) No Licensing Requirement. The entry into, and performance or enforcement of this Agreement and the Deposit Agreement in accordance with its respective terms will not subject any of the Underwriters or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of this Agreement and the Deposit Agreement.

          (xxiv) No PRC Liability of Depositary. The Depositary will not (absent negligence, bad faith or breach of contract and general principle of agency) be subject to any potential liability under PRC laws for taking any action contemplated in the Deposit Agreement.

          (xxv) No Sovereign Immunity. Under the PRC laws, none of the Company or its subsidiaries, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

          (xxvi) SAFE Compliance. The Company has completed relevant registration and other procedures required under the applicable SAFE Rules and Regulations; to the best of our knowledge after due inquiry, each of the founders of the Company who are PRC citizens and residents, including shareholders of the Company that are indirectly owned or controlled by PRC citizens and residents (including Xin Zhou, Canhao Huang, Bin Wu, Zuyu Ding, Jianjun Zang and Chunlin Chen), has completed relevant registration and other procedures required under applicable SAFE Rules and Regulations, except that the amending of certain applicable registrations are in the process including the registration of management and the third party's shareholding, only can be registered after the Offering.

          (xxvii) Compliance with PRC Law. Each of the Company and the PRC Subsidiaries is currently in compliance with all applicable PRC laws and regulations in material respect as disclosed in the General Disclosure Package as of the Applicable Time. The issuance, sale and delivery of the Offered Securities by the Company as described in the General Disclosure Package as of the Applicable Time will not conflict with or result in a breach or violation of the provisions of any applicable PRC laws and regulations.

          (xxviii) Disclosure. Each of the Registration Statement and the Final Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material aspects with the requirements of the PRC laws and regulations; we have no reason to believe that any part of a Registration Statement or any amendment thereto (other than the financial statements and related schedules therein to which we express no opinion) or that the Final Prospectus or any amendment or supplement thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (other than the financial statements and related schedules therein to which we express no opinion), as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; we have no reason to believe that the General Disclosure Package (other than the financial statements and related schedules therein to which we express no opinion), as of the Applicable Time or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xxix) The PRC individual, Mr. Xin Zhou, has full legal right, power to enter into, execute and deliver the Underwriting Agreement to which he is a party. The Underwriting Agreement constitutes the legal, valid and binding obligations of Mr. Xin Zhou in accordance with the terms thereof. The execution of Underwriting Agreement by Mr. Xin Zhou will not conflict with or result in a breach or violation of the provisions of any applicable PRC laws and regulations.

                                    ANNEX 6

                FORM OF OPINION OF SELLING SHAREHOLDER'S COUNSEL

          (i) Good Standing. The Company is a limited liability company duly incorporated under the British Virgin Islands Business Companies Act, 2004, in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

          (ii) Authority. The Company is a limited liability company duly incorporated under the British Virgin Islands Business Companies Act, 2004, in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

          (iii) No Violation. The execution and delivery of this Agreement and the Custody Agreement (together, the "TRANSACTION DOCUMENTS") and the Power of Attorney and the performance by the Company of its obligations thereunder do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation applicable to the Company in the British Virgin Islands currently in force and does not conflict with or result in a breach or constitute a default under any existing rule, regulation, order or decree of any governmental authority or agency or official body of the British Virgin Islands.

          (iv) Authorization of Agreements. The execution, delivery and performance of the Transaction Documents and the Power of Attorney have been authorised by and on behalf of the Company.

          (v) Execution of Agreements. Assuming the Power of Attorney and the Custody Agreement have been delivered by a director of the Company as the authorised signatory, and the Underwriting Agreement has been delivered by an Attorney-in-Fact (as hereinafter defined) under the relevant Power of Attorney, the Transaction Documents and the Power of Attorney have been duly executed and delivered on behalf of the Company and the Power of Attorney constitutes and the Transaction Documents will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

          (vi) Absence of Further Action. No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the British Virgin Islands in connection with:

               (i) the creation, execution or delivery of the Transaction Documents or the Power of Attorney by the Company;

               (ii) subject to the payment of the appropriate nominal stamp duty, enforcement of the Transaction Documents or the Power of Attorney against the Company; or

               (iii) the performance by the Company of its obligations under the
                    Transaction Documents or the Power of Attorney.

          (vii) No Taxes. No taxes, fees or charges (other than nominal stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the British Virgin Islands under the laws of the British Virgin Islands in respect of:

               (i) the execution or delivery of the Transaction Documents or the Power of Attorney;

               (ii) the enforcement of the Transaction Documents or the Power of
                    Attorney;

               (iii) the performance of the Transaction Documents or the Power of Attorney; and

               (iv) payments made under, or pursuant to, the Transaction
                    Documents or the Power of Attorney.

     The British Virgin Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

          (viii) Choice of Laws; Submission to Jurisdiction. The courts of the British Virgin Islands will observe and give effect to the choice of New York law as the governing law of the Transaction Documents and the Power of Attorney. The submission by the Company to the non-exclusive jurisdiction of the federal and state courts in New York City and the waiver of any objection to venue in the Transaction Documents and the appointment of an agent to accept service of process in such jurisdiction are legal, valid and binding on the Company.

          (ix) Power-of-Attorney. The Power of Attorney has been duly executed by the Company and constitutes the persons therein named as the duly appointed attorneys of the Company (the "ATTORNEYS-IN-FACT") with the powers and authorities therein specified and, in particular, permitting the Attorneys-in-Fact to bind the Company named therein on the terms set out in the Power of Attorney.

          (x) Enforcement of Judgments. Any final and conclusive monetary judgment obtained against the Company in the courts of New York in respect of the Transaction Documents, for a definite sum, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that in respect of the foreign judgment:

               (i) the foreign court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

               (ii) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

               (iii) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

               (iv) recognition or enforcement of the judgment in the British
                    Virgin Islands would not be contrary to public policy; and

               (v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

          (xi) No Filings. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Power of

     Attorney that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the British Virgin Islands.

          (xii) Encumbrances. Our search at the Registry of Corporate Affairs did not reveal the existence of a Register of Charges. A Register of Charges may, however, be maintained at the Company's registered office without a copy necessarily being filed at the Registry of Corporate Affairs. However, we refer you to the registered agent's certificate (a copy of which is attached as Annex A) that states that the Company does not maintain a Register of Charges at the Company's Registered Office.

          (xiii) No Sovereign Immunity. Neither the Company nor its assets is entitled to any immunity under the laws of the British Virgin Islands, whether characterised as sovereign immunity or otherwise, for any legal proceedings in the British Virgin Islands to enforce or collect upon the Transaction Documents or the Power of Attorney.

                                    ANNEX 7

FORM OF OPINION OF ZIEGLER, ZIEGLER & ASSOCIATES LLP, DEPOSITARY'S U.S. COUNSEL

          (i) Authorization of Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary and is enforceable against the Depositary in accordance with its terms, except insofar as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (b) general principles of equity (whether considered in an action at law or in equity)

          (ii) Issuance of Securities. When ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and nonassessable Shares of the Company, the preemptive rights, if any, with respect to which have been validly waived or exercised, such ADRs will be validly issued and will entitle the Holders to the rights specified therein and in the Deposit Agreement; and

          (iii) ADR Registration Statement. To our knowledge, no stop order suspending the effectiveness of said Form F-6 has been issued and no proceedings for that purpose have been instituted or are pending under the Act.